Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form F-3 (No. 333-262441 and No. 333-261881) of Guardforce AI Co., Limited of our report dated April 29, 2024, with respect to the consolidation financial statements of Guardforce AI Co., Limited included in this Annual Report on Form 20-F for the years ended December 31, 2023, 2022 and 2021.

We also consent to the reference to PKF Littlejohn LLP as an independent registered public accounting firm under the caption “Experts” in the Registration Statements.

/s/ PKF Littlejohn LLP

PKF Littlejohn LLP

April 29, 2024

London, United Kingdom